UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                       Date of Report - December 31, 1997
                        (Date of earliest event reported)



                         Commission file number 0-19766


                        THE HOME-STAKE OIL & GAS COMPANY
            (Exact name of small business issuer as specified in its
                                    charter)



              Oklahoma                                   73-0288030
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification No.)



                            15 East 5th Street, Suite
                           2800 Tulsa, Oklahoma 74103
                    (Address of principal executive offices)



                                 (918) 583-0178
                          Registrant's telephone number





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Item 2.    Acquisition of Assets

     (a) and (b)

     On December 11, 1997, at a Special Meeting of the stockholders of The Home-Stake Oil & Gas Company (the "Company"), such Stockholders approved the issuance of approximately 2,742,203 shares of the Company's common stock pursuant to the Agreement of Merger, dated August 14, 1997, as amended on September 24, 1997 (the "Agreement"), by and between the Company and The Home-Stake Royalty Corporation ("HSRC"). Also on December 11, 1997, at a Special Meeting, the stockholders of HSRC approved and adopted the Agreement. The merger of HSRC with and into the Company was consummated on December 31, 1997.

     The Agreement is incorporated herein by reference from Appendix A to the Prospectus contained in Amendment No. 2 to the Company's Registration Statement on Form S-4 (Registration No. 333-33989), filed with the Securities and Exchange Commission on October 21, 1997, and declared effective by the Commission on October 29, 1997 (the "Registration Statement"). A description of the Merger, including additional responses to the information requested in this Item 2, is contained in the Registration Statement, the text of which is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

     (a)   Financial statements of businesses acquired.

           The financial statements required by this item are set out in the Registration Statement and are incorporated herein by reference.

     (b) Pro forma financial information.

           The pro forma financial information required by this item is set out in the Registration Statement and is incorporated herein by reference.

     (c)   Exhibits

           Exhibit No.   Description

                2 Agreement of Merger, dated August 14, 1997, and amended on September 14, 1997, by and between the Company and HSRC (incorporated herein by reference to Annex A to the Prospectus contained in Amendment No. 2 to the Registration Statement on Form S-4, Registration No. 333-33989, filed on October 29, 1997).

               99 News Release dated January 5, 1998 regarding the effectiveness of the merger.

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                                   Signatures



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         The Home-Stake Oil & Gas Company
                                             (Registrant)


Date: January 7, 1997                    By:   /s/ Robert C. Simpson
                                              ----------------------
                                              Robert C. Simpson
                                              Chairman of the Board, C.E.O.,
                                              President and Treasurer


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